UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

Post Effective Amendment #1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DESTINY MEDIA TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Its Chapter)

COLORADO	84-1516745
(State of Incorporation)	(I.R.S. Employer Identification No.)

1055 West Hastings Street, Suite 1040
Vancouver, BC, Canada V6E 2E9
Telephone: (604) 609-7736
(Address and Telephone Number of Principal Executive Offices)

THE 2006 AMENDED AND RESTATED STOCK OPTION PLAN
(Full Title of the Plan)

DESTINY MEDIA TECHNOLOGIES INC.,
Attention: Steve Vestergaard, President
1055 West Hastings Street, Suite 1040
Vancouver, BC, Canada V6E 2E9
Telephone: (604) 609-7736
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock $0.001 par value	2,600,000 Shares	$0.46 Per Share	$1,196,000	$36.72

(1)

This Registration Statement covers the common stock issuable upon the exercise of options issued under our 2006 Amended and Restated Stock Option Plan to directors, officers, employees and eligible consultants of the registrant.

(2)

Represents the additional 2,600,000 shares of common stock authorized under the 2006 Amended and Restated Stock Option Plan. The original 2,500,000 shares of common stock authorized under the original 2006 Stock Option Plan were registered on April 26, 2006 pursuant to the original Registration Statement No. 333-133552 and a filing fee of $90.95 was paid in connection with the original Registration Statement. This Registration Statement shall also cover an indeterminable number of additional shares of common stock which may become issuable under the 2006 Amended and Restated Stock Option Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(3)

The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon the market price of our common stock of $0.46 per share as of May 11, 2007 with respect of the options to purchase additional 2,600,000 shares that may be granted pursuant to the 2006 Amended and Restated Stock Option Plan. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act of 1933, as amended.

Copies to:
L.K. Larry Yen, Esq.
Clark Wilson LLP
800 – 885 West Georgia Street
Vancouver, British Columbia V6C 3H1

Explanatory Note

On April 26, 2006, we filed with the Securities and Exchange Commission (“SEC”) a Registration Statement No. 333-133552 on Form S-8, pertaining to 2,500,000 shares of common stock, $0.001 par value, and options to purchase common stock available for issuance under the 2006 Stock Option Plan of Destiny Media Technologies Inc. (the “Plan”). On January 27, 2007, the directors of the Company approved an increase in the number of shares available under the Plan from 2,500,000 to 5,100,000, bringing the total authorized for issuance under the Plan to 5,100,000 common shares. This Post Effective Amendment No. 1 to our Registration Statement No. 333-133552 is being filed to register the additional 2,600,000 shares added to the Plan on January 27, 2007.

As of the date of this Post Effective Amendment No. 1, a total of 4,597,778 options have been issued under the Plan, leaving 502,222 options to purchase common stock available under the Plan.

The Post-Effective Amendment No. 1 to the Registration Statement includes a reoffer prospectus registering 1,525,000 shares of common stock, all of which represent shares issuable upon exercise of outstanding options, awarded pursuant to the Plan to certain officer and directors of our company for resale by the selling stockholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-8, and, pursuant to General Instruction C of Form S-8, may be used for reoffers or resales of the shares of common stock that have been acquired by the selling stockholders pursuant to the Plan.

Except as described above, no other changes have been made to our Form S-8 Registration Statement No. 333-133552. For the convenience of the reader and as required under SEC rules, this Post-Effective Amendment No. 1 to Form S-8 sets forth the complete text of Form S-8 rather than just the amended portions thereof. For Items not modified herein, reference should be made to our Registration Statement No. 333-133552 on Form S-8 as filed with the SEC on April 26, 2006. The filing of this Post-Effective Amendment No. 1 is not an admission that our Registration Statement No. 333-133552 on Form S-8, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

REOFFER PROSPECTUS

1,525,000 Shares of Common Stock under the 2006 Amended and Restated Stock Option Plan

DESTINY MEDIA TECHNOLOGIES INC.

The shares of common stock, $0.001 par value, of Destiny Media Technologies Inc. covered by this Reoffer Prospectus may be offered and sold to the public by our selling stockholders, some of whom may be deemed to be “affiliates” (as that term is defined in Rule 405 of the General Rules and Regulations of the Securities Act of 1933, as amended) of our company. Our selling stockholders acquired or will acquire the shares through their exercise of stock options or other awards granted to them under the Company’s 2004 Equity Incentive Plan (the “Plan”).

All or a portion of the shares of common stock registered hereunder may be offered for sale, from time to time, on the NASD, Inc.’s OTC Bulletin Board or otherwise, at prices and terms then obtainable, subject to certain limitations. However, any shares covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 instead of pursuant to this Reoffer Prospectus. See “Plan of Distribution.”

We will not receive any of the proceeds from the sale of the shares by the selling stockholders, but we will receive funds in connection with the exercise of stock options relating to such shares, which funds will be used by us for working capital. All expenses of registration incurred in connection with this offering are being borne by us, but all brokerage commissions, discounts and other expenses incurred by individual selling stockholders will be borne by such selling stockholders.

Our common stock is listed on the NASD, Inc.’s OTC Bulletin Board under the symbol “DSNY.” The closing prices of our common stock on the NASD, Inc.’s OTC Bulletin Board on May 11, 2007 was $0.46.

See “Risk Factors” beginning on page 6 for information that should be carefully considered by prospective investors.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

The date of this Reoffer Prospectus is May 14, 2007.

AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith is required to file periodic reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “Commission”). The reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, and at the Commission’s Regional Offices. Copies of such materials can also be obtained by mail from the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-(800)-SEC-0330. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. See “Incorporation of Certain Documents by Reference.”

Our public website is http://www.dsny.com. We make available free of charge on our website, via a link to the SEC’s internet site at http://www.sec.gov, our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

We have filed with the Commission a Registration Statement on Form S-8 under the Securities Act with respect to the shares of common stock offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all the information set forth in or annexed as exhibits to the Registration Statement. For further information with respect to our company and the shares of common stock offered by this Reoffer Prospectus, reference is made to the Registration Statement and to the financial statements, schedules and exhibits filed as part thereof or incorporated by reference herein. Copies of the Registration Statement, together with such financial statements, schedules and exhibits, may be obtained from the public reference facilities of the Commission at the addresses listed above, upon payment of the charges prescribed therefor by the Commission. Statements contained in this Reoffer Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents, each such statement being qualified in its entirety by such reference. Copies of such contracts or other documents, to the extent that they are exhibits to the Registration Statement or incorporated by reference, may be obtained from the public reference facilities of the Commission, upon the payment of the charges prescribed therefor by the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents heretofore filed by us with the Commission pursuant to the Exchange Act are hereby incorporated by reference, except as superseded or modified herein:

(A)        Our Annual report on Form 10-KSB for the fiscal year ended August 31, 2006 filed on November 30, 2006;

(B)        Our Quarterly Report on Form 10-QSB for the quarter ended November 30, 2006 filed on January 22, 2007;

(C)        Our Current Report on Form 8-K filed with the SEC on March 1, 2007;

(D)        Our Current Report on Form 8-K filed with the SEC on March 8, 2007;

(E)        All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by our Annual Report referred to in (A) above;

(F)        The description of our common stock which is contained in our Form 10-SB Registration Statement, filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 originally on November 23, 1999 and as amended through April 24, 2000.

In addition, all documents filed by us pursuant to Sections13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Reoffer Prospectus and prior to the termination of the offering of the shares of common stock shall be deemed to be incorporated in and made a part of this Reoffer Prospectus by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner of shares of common stock, to whom this Reoffer Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to our company at 1055 West Hastings Street, Suite 1040, Vancouver, BC, Canada V6E 2E9, telephone number (604) 609-7736, attention Corporate Secretary.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Reoffer Prospectus. This summary is not complete and may not contain all of the information that you should consider before purchasing our common stock. Certain statements made in this Reoffer Prospectus constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. See “Forward-Looking Statements.”

Overview and Corporate History

We are in the business of development and marketing of digital software tools for providing media content on the Internet. We were incorporated under the law of the State of Colorado under the name of “Euro Industries Ltd.” in August 1998. On October 12, 1999, we changed our name to Destiny Media Technologies Inc.

We own 100% of the issued and outstanding shares of Destiny Software Productions, Inc., a company incorporated under the laws of the Province of British Columbia in 1992. We carry out our business operations primarily through Destiny Software Productions, Inc. As used in this Reoffer Prospectus, the terms “we”, “us”, “our”, and “Destiny” mean Destiny Media Technologies Inc. and our wholly-owned subsidiary, Destiny Software Productions, Inc. unless otherwise indicated.

Our current CEO, Steve Vestergaard, first started business operations in software development as a private partnership in January 1991. This business was sold to Destiny Software Productions, Inc. the following year. Subsequently, Destiny Software Productions, Inc. developed a dozen video games, marketing and branding them through outside publishing companies. In 1995, Destiny Software Productions, Inc. began developing various Internet technologies, releasing the Radio Destiny Internet radio broadcasting software in May 1996. Finally, Destiny Media Technologies, Inc. acquired Destiny Software Productions, Inc. from Mr. Vestergaard in 1999.

Our principal executive office is located at #1040-1055 West Hastings Street, Vancouver, British Columbia V6E 2E9. Our telephone number is (604) 609-7736 and our facsimile number is (604) 609-0611. Our corporate website is located on the Internet at http://www.dsny.com.

Shares of our common stock are quoted on the OTC Bulletin board under the symbol “DSNY” and traded on the Berlin exchange in Germany under the symbol “DME”.

Business Development

Currently, we are in the business of developing and marketing digital software tools for providing media content on the Internet.

Generally, there are two main ways that media content can be accessed by users:

1. “streaming media”: through technologies such as television or radio allowing users to experience the content as it is broadcast. The analogous technique on the Internet is to “stream” the media to the users.

2. “secured media distribution”: consumers can own content which they can experience at any time. For example, they may buy a music CD or a DVD. The analogous process on the Internet is to securely download the content from a remote site to a local hard drive.

We have developed our own branded solutions to facilitate both “streaming media” and “secure media distribution” to allow users to access media contents on the Internet.

1. Streaming Media Solutions

A) Clipstream™

The Clipstream™ suite of streaming media products are built around Sun Java, so they play instantly when a web page loads or an email opens. Clipstream™ reliably reaches more viewers on more operating systems than other solutions and it has a high level of security. Because it is compatible with standards based web servers and caching infrastructure, it is uniquely easy to deploy, it uses up to 90% less bandwidth than competing solutions and it plays more reliably. Clipstream™ is available in on demand and live versions.

Clipstream™ is a mature product suite that is typically licensed to media content owners. Research and Development efforts on Clipstream™ are focused on expanding the potential customer applications and improving the quality of the compression codecs. During the fiscal year ending 2006, we released a Japanese language version, a stand alone audio-mail server that facilitates automated encoding of telephone calls and a new remote TV tuner to facilitate remote viewing of IP TV signals. We also released a new high quality audio codec during the 2006 fiscal year. A new high end video codec (Clipstream 3) was released February 22, 2007.

B) Radio Destiny

Radio Destiny allows consumers to start their own Internet based radio station from their PC. Content is automatically aggregated on our site: http://www.stationdirectory.com

We are also developing a social network based around real time audio and video broadcasting based on Radio Destiny and Clipstream™ Live Video which we expect to launch in spring 2007.

2. Secure Media Distribution Solutions

Our proprietary security system, called MPE™, is a security system for protecting the movement of digital content through the Internet. It also incorporates a proprietary watermarking technology that encodes a signal into audio that identifies the user that created it. The technology is unique in that the watermarking can not be heard, it can be applied in near real time and it survives filtering, analogue duplication and compression. This watermarking technology was developed and released this year and a provisional patent has been filed in the United States.

Two products are based on the MPE™ security engine:

A) Play MPE™ System

In October 2004, we launched a complete solution for assisting record labels in securely moving content to trusted third parties, including radio stations on a pilot basis. As of February 2007, we have delivered over 34,000 songs, representing over 36 million transactions. We are transitioning various record labels from a low fixed monthly cost to full transactional fee based contracts. Effective March 1, 2007, we have agreed to a transactional fee based contract with Universal Music Group.

The system recognizes authorized computers and content is received in an encrypted secure form. If the content owner allows export, the system embeds a tracking signature or watermark into the music that identifies that user. The watermark survives compression and duplication to analog devices.

The system consists of servers at two hosting facilities, encoding tools, list management tools, a Mac and PC player application and custom database applications. To utilize the system the following steps occur:

i)	A record label initiates a “send” with the encoder tool of the MPE™ system,
ii)	Optional email alert can be sent to the recipient(s),
iii)	The song will become available on the recipient’s desktop, and
iv)	The system automatically generates an invoice in accordance with the relevant agreement.

B) PODDS.CA

We have developed our own “iTunes” style online store application and accompanying server and encoder software. Users can securely purchase digital music directly from a player application which they download to their computer. We expect to license this software to third parties that want to offer digital audio content for sale.

We have licensed catalogue music from all four major record labels that we are selling to commercial users and digital jukeboxes using our download service.

These technologies rely on proprietary algorithms, compression and watermarking technologies that were developed internally.

The Offering

The selling stockholders may offer and sell up to 1,525,000 shares of our common stock under this Reoffer Prospectus. We will not receive any of the proceeds from the sale of these shares, but we will receive funds in connection with the exercise of stock options relating to such shares, which funds will be used by our company for working capital. See “Use of Proceeds” and “selling stockholders” below.

RISK FACTORS

We face risks in executing our business plan and achieving revenues. The following risks are material risks that we face. The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Prospective investors should consider carefully the risk factors set out below.

RISKS RELATED TO OUR BUSINESS

As there is substantial doubt about our ability to continue as a going concern, an investment in our common stock is risky.

We have disclosed in the notes to our financial statements that we have incurred recurring losses from operations and that we have a working capital deficiency. Our operating losses to date have been primarily financed by equity transactions. Depending on our ability to grow sales and related cash flows, we may need additional capital through public or private financings that may not be available on reasonable terms. Accordingly, we will require the continued financial support of our shareholders and creditors until we are able to generate sufficient cash flows from operations on a sustained basis. There can be no assurances that we will be successful. If we are not, we will be required to reduce operations or liquidate assets. Our consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

We have had negative cash flows from operations and if we are not able to obtain further financing our business operations may fail.

We have had negative cash flows from operations and have depended on sale of our equity securities and shareholder loans to meet our cash requirements. We will need to raise additional funds to:

- support our planned growth and carry out our business plan,

- develop new or enhanced services and technologies,

- increase our marketing efforts,

- acquire complementary businesses or technologies,

- respond to regulatory requirements, and

- respond to competitive pressures or unanticipated requirements.

We may not able to obtain additional equity or debt financing on acceptable terms when we need it. Even if financing is available, it may not be available on terms that are favourable to us or in sufficient amounts to satisfy our requirements. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate desired acquisitions and compete effectively. More importantly, if we are unable to raise further financing when required, our continued operations may have to be scaled down or even ceased and our ability to generate revenues would be negatively affected.

If we are unable to increase our revenues, then our business and our financial condition will suffer.

Our operating expenses to date still exceed our revenues. Accordingly, our ability to attain profitability and to decrease our dependence on external financing is contingent upon our ability to increase all product revenues. We are working to continue the increase in revenues from sales of our Clipstream™ software. There is no assurance that we will be able to continue to increase revenues from our Clipstream™ software or that the MPE™ secure media distribution system will generate revenues in excess of the expenses attributable to the marketing of this product. If we are not successful in increasing revenues, then our ability to achieve profitable operations will be adversely affected.

If revenues from our ClipstreamTM Software decline, then our financial condition and results of operations will be adversely affected.

Substantially all of our revenue is generated from sales of our Clipstream™ streaming media software. The market for streaming media software is extremely competitive and includes competitors such as Real Networks and Microsoft. Due to this competition, there is a risk that our competitors will gain an increased market share or may cause the price that we are able to charge for Clipstream™ software to decrease. Either of these factors could cause our revenue to decrease with the result that our financial condition and operating results would be adversely affected.

If we are not able to control our operating expenses, then our financial condition may be adversely affected.

We have been successful in containing our operating expenses. Operating expenses increased slightly to $1,404,667 for the year ended August 31, 2006 from $1,301,691 for the year ended August 31, 2005. Our ability to achieve profitability is conditional upon our ability to maintain our operating expenses. While we have been successful in containing our operating expenses, there is a risk that we will have to increase our operating expenses in the future. Factors that could cause our operating expenses to increase include our determination to spend more on sales and marketing in order to increase product sales or our determination that more research and development expenditures are required in order to keep our current software products competitive or in order to develop new products for the market. To the extent that our operating expenses increase without a corresponding increase in revenue, our financial condition would be adversely impacted.

Our financial results may be adversely impacted by currency fluctuations.

Our revenues are primarily in United States dollars as most of our revenues are generated from sales in the United States. Our operating expenses are primarily in Canadian dollars due to the fact that our operations are located in Vancouver, British Columbia, Canada. An increase in the value of the Canadian dollar in relation to the United States dollar could have the effect of increasing our loss from operations.

If we are not successful in legal proceedings against us, then our business and financial condition could be adversely affected.

We are currently party to one material legal proceeding, as described under the heading “Legal Proceedings.” If we are not successful in this legal proceeding and are forced to make payments of damages to the plaintiff, then our business and our financial condition would be adversely affected.

If our products are defective or contain errors, we may become subject to product liability claims.

As a result of their complexity, our software products may contain undetected errors or failures when first introduced or as new versions are released. There can be no assurance that, despite testing we undertake and testing and use by current and potential customers, errors will not be found in new products after commencement of commercial shipments. The occurrence of such errors could result in loss of or delay in market acceptance of our products, which could have a material adverse effect on our business, financial condition and results of operations. Our products also may be vulnerable to break-ins and similar disruptive problems caused by Internet or other users.

Such computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of our customers, which may result in significant liability to us and deter potential customers. The sale and support of our products may entail the risk of liability claims. A product liability claim brought against us could have a material adverse effect on our business, financial condition and results of operations.

If we cannot effectively manage risk of system failures and/or security risk, our business and financial condition could be adversely affected.

Despite the implementation of security measures, our network infrastructure could be vulnerable to unforeseen computer problems. Although we believe we have taken steps to mitigate much of the risk, we may in the future experience interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unknown security risks may result in liability to us and also may deter new customers from purchasing our software and services, and individuals from utilizing it. Although we intend to continue to implement and establish security measures, there can be no assurance that measures implemented by us will not be circumvented in the future, which could have a material adverse effect on our business, financial condition or results of operations.

Our success is dependent on Internet and intranet as mediums of commerce and communication and our future growth may be materially and adversely affected if the technological infrastructure of the Internet cannot support the demands placed on it.

The market for our streaming media products and services is new and evolving rapidly. It depends on increased use of the Internet and intranets. If the Internet and intranets are not adopted as methods for commerce and communications, or if the adoption rate slows, the market for our products and services may not grow, or may develop more slowly than expected.

The electronic commerce market is relatively new and evolving. Sales of our products depend in large part on the development of the Internet as a viable commercial marketplace. There are now substantially more users and much more “traffic” over the Internet than ever before, use of the Internet is growing faster than anticipated, and the technological infrastructure of the Internet may be unable to support the demands placed on it by continued growth. Delays in development or adoption of new technological standards and protocols, or increased government regulation, could also affect Internet use. In addition, issues related to use of the Internet and intranets, such as security, reliability, cost, ease of use and quality of service, remain unresolved and may affect the amount of business that is conducted over the Internet and intranets.

Delays and cost overruns associated with our product development may materially and adversely affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements.

We have experienced development delays and cost overruns associated with its product development. We may encounter such problems in the future. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements. Our products also may contain undetected errors that could cause adverse publicity, reduced market acceptance of the products, or lawsuits by customers.

Any compromise of our ability to transmit confidential information securely could have a material adverse effect on our business.

Online commerce and communications depend on the ability to transmit confidential information securely over public networks. Any compromise of our ability to transmit confidential information securely, and costs associated with the prevention or elimination of such problems, could have a material adverse effect on our business.

Our international operations subject us to a number of risks, including unfavourable political, economic, regulatory and tax conditions in foreign countries.

We market and sell our products in the United States, Canada, Europe, Asia, South America, Africa and Australia. As such, we are subject to the normal risks of doing business abroad. Risks include unexpected changes in regulatory requirements, export and import restrictions, tariffs and trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, potential adverse tax consequences, exchange rate fluctuations, increased risks of piracy, limits on the our ability to enforce our intellectual property rights, discontinuity of our infrastructures, limitations on fund transfers and other legal and political risks. Such limitations and interruptions could have a material adverse effect on our business. We do not currently hedge our foreign currency exposures.

RISKS RELATED TO OUR COMPANY

Our success is dependent, to a large degree, upon the efforts of Mr. Steve Vestergaard, our current executive officer.

Mr. Vestergaard was the founder of Destiny Software Productions, Inc. and has been involved in our business operations since our inception. The loss or unavailability of Mr. Vestergaard could have an adverse effect on our business operations and financial condition. We do not maintain key man life insurance policies for Mr. Vestergaard or for any of our other employees. In addition, our continued success is dependent upon our ability to attract and retain qualified personnel in all areas of our business, especially management positions. In the event that we are unable to attract and retain qualified personnel, our business would be adversely affected.

If we fail to effectively manage the growth of our company, our future business results could be harmed and our managerial and operational resources may be strained.

Should we be successful in the sales and marketing efforts of our software products, we will experience significant growth in operations. If this occurs, management anticipates that additional expansion will be required in order to continue our product development. Any expansion of our business would place further demands on our management, operational capacity and financial resources. We anticipate that we will need to recruit qualified personnel in all areas of its operations, including management, sales, marketing, delivery, and software development. There can be no assurance that we will be effective in attracting and retaining additional qualified personnel, expanding its operational capacity or otherwise managing growth. In addition, there can be no assurance that our current systems, procedures or controls will be adequate to support any expansion of our operations. The failure to manage growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Because some of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgement and civil liabilities against our officers, directors, experts and agents.

Most of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any U.S. state.

If we are unable to protect our proprietary technology, we may not be able to compete as effectively.

Where appropriate, we seek patent protection for certain aspects of our technology. Patent protection may not be available for some of the product we are developing. If we must spend significant time and money protecting our patents, designing around patents held by others or licensing, potentially for large fees, patents or other proprietary rights held by others, our business and financial prospects may be harmed.

Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 100,000,000 common shares, of which 49,703,001 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future.

RISKS RELATED TO OUR COMMON STOCK

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the NASD’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

In addition to the “penny stock” rules promulgated by the SEC, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 6 to 11, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this Reoffer Prospectus.

USE OF PROCEEDS

The shares of common stock offered by this Reoffer Prospectus are being registered for the account of the selling stockholders named in this Reoffer Prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the options to purchase shares of our common stock, if they are ever exercised, and these proceeds will be used for general working capital purposes. We will incur all costs associated with this Registration Statement and Reoffer Prospectus.

SELLING STOCKHOLDERS

The shares offered under this Reoffer Prospectus are being registered for reoffers and resales by selling stockholders who have and may in the future acquire such shares under the Plan. The selling stockholders named in the following table may resell all, a portion, or none of such shares. There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them hereunder.

Participants in the Plan who are deemed to be “affiliates” of our company who acquire shares of common stock under the Plan may be added to the selling stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act.

The following table sets forth certain information concerning the selling stockholders as of the date of this Reoffer Prospectus, and as adjusted to reflect the sale by the selling stockholders of the shares offered hereby, assuming all of the shares offered hereby are sold:

Name of Selling Stockholder	Number of Common Shares and Options owned by the Selling Stockholder(2)	Number of Common Shares Issuable to the Selling Stockholder upon Exercise of Options(2)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
				# of Shares	% of Class
Steve Vestergaard(3)	10,754,665	300,000	300,000	10,454,665	21.03
Larry Langs(4)	300,000	300,000	300,000	Nil(8)	Nil(8)
Edward Kolic(5)	461,300	300,000	300,000	161,300	0.32
Wayne Koshman(6)	505,000	300,000	300,000	205,000	0.41
Yoshitaro Kumagai(7)	425,000	325,000	325,000	100,000	0.20

(1)	Assumes all of the shares of common stock offered are sold. Based on 49,703,001 shares of common stock issued and outstanding on May 14, 2007.

(2)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(3)	Mr. Steve Vestergaard is the Chief Executive Officer, Chief Financial Officer and a director of our company.

(4)	Mr. Larry Langs is a director of our company.

(5)	Mr. Edward Kolic is the corporate secretary and a director of our company.

(6)	Mr. Wayne Koshman is a director of our company.

(7)	Mr. Yoshitaro Kumagai is a director of our company.

(8)	Indicates less than 1%.

PLAN OF DISTRIBUTION

The selling stockholders and any of their assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  a combination of any such methods of sale; or

  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this Reoffer Prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the Reoffer Prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this Reoffer Prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this Reoffer Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Reoffer Prospectus as having prepared or certified any part of this Reoffer Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The consolidated financial statements of Destiny Media Technologies Inc. appearing in Destiny Media Technologies Inc’s Annual Report (Form 10-KSB) for the year ended August 31, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, (which contains an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern as described in note 2 to the consolidated financial statements) incorporated by reference herein. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

Item 3. Incorporation of Documents by Reference.

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "Commission ") are incorporated herein by reference:

(A)        Our Annual report on Form 10-KSB for the fiscal year ended August 31, 2006 filed on November 30, 2006;

(B)        Our Quarterly Report on Form 10-QSB for the quarter ended November 30, 2006 filed on January 22, 2007;

(C)        Our Current Report on Form 8-K filed with the SEC on March 1, 2007;

(D)        Our Current Report on Form 8-K filed with the SEC on March 8, 2007;

(E)        All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by our Annual Report referred to in (A) above;

(F)        The description of our common stock which is contained in our Form 10-SB Registration Statement, filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 originally on November 23, 1999 and as amended through April 24, 2000.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The officers and directors of our company are indemnified as provided by the Colorado Business Corporations Act (the "CBCA"), the Articles of Incorporation and the Bylaws of our company.

Under Article 7-109-102 of the CBCA, a corporation may indemnify an officer or director made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

(a)	The person conducted himself or herself in good faith; and

(b)	The person reasonably believed:

(i) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation’s best interests; and

(ii) In all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and

(c)	In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

A corporation may not indemnify a director under the CBCA:

(a)	In connection with a proceeding by or in the right of the corporation in which the director as adjudged liable to the corporation; or

(b)

In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

Under the CBCA, a corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102.

Under Article 7-109-103 of the CBCA, a corporation shall indemnify an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding, unless limited by the corporation’s articles of incorporation. Our articles of incorporation do not contain any such limitation.

Our articles of incorporation provide that we shall indemnify, to the maximum extent permitted by Colorado law, any person who is or was a director, officer, agent, fiduciary or employee of our company against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at our request. We shall further have the authority to the maximum extent permitted by Colorado law to purchase and maintain insurance providing such indemnification.

The Bylaws of our company provide that we shall indemnify any officer and director against reasonably incurred expenses (including attorneys’ fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined in accordance with the Bylaws of our company that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with our company, that his conduct was in our best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to our best interest, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.

No indemnification shall be made under our Bylaws to an officer or director with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the officer or director was adjudged liable to the corporation or in connection with any proceeding charging the officer or director derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under the Bylaws in connection with a proceeding brought by or in the right of our company shall be limited to reasonable expenses, including attorney’s fees, incurred in connection with the proceeding.

The Bylaws also provide that we shall indemnify any officer or director who was wholly successful, on the merits or otherwise, in defence of any action, suit, or proceeding as to which he was entitled to indemnification under the Bylaws against expenses (including attorneys’ fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by us other than the determination in good faith that the defence has been wholly successful.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description of Document

4.1	The 2006 Amended and Restated Stock Option Plan
4.2	Form of Stock Option Agreement for Canadian residents (incorporated by reference from Form S- 8 filed on April 26, 2006)
4.3	Form of Stock Option Agreement for US residents (incorporated by reference from Form S-8 filed on April 26, 2006)
5.1	Opinion of Clark Wilson LLP, independent legal counsel, regarding the due authorization and valid issuance of the shares of common stock, with consent to use.
23.1	Consent of Ernst & Young, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page of this registration statement).

Item 9. Undertakings.

We hereby undertakes:

(1)	(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(3)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that that paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)

We hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by the director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Destiny Media Technologies, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on May 15, 2007.

DESTINY MEDIA TECHNOLOGIES INC.

By:
/s/ Steven Vestergaard
Steven Vestergaard, President and Director
(Principal Executive Officer)
(Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven Vestergaard, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Steven Vestergaard	Principal Executive Officer,	May 15, 2007
STEVEN VESTERGAARD	Principal Financial Officer,
Principal Accounting Officer
and Director

/s/ Lawrence Langs	Director	May 15, 2007
LAWRENCE J. LANGS

/s/ Wayne Koshman	Director	May 15, 2007
WAYNE KOSHMAN